UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2021

____________________

SELECT INTERIOR CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-38632	47-4640296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 1760 Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 701-4737

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, Select Interior Concepts, Inc. (the “Company”) announced that it has appointed Karl Adrian to serve as President - RDS, effective immediately.

Mr. Adrian, age 61, previously served as Chief Executive Officer of Clio Holdings, a large fabricator of stone and other countertops, from August 2019 until January 2020, and thereafter provided consulting and advisory services within the building products industry prior to joining the Company.  From 2017 to 2019, he served as COO for Senneca Holdings, Inc., which focused on the specialty door industry. Prior to 2017, Mr. Adrian held various executive roles at Assa Abloy, Marshfield Door Systems and Overhead Door Corporations.  Mr. Adrian holds a Bachelor of Science degree from the from the University of Missouri – Columbia.

Mr. Adrian and the Company entered into an employment agreement dated as of March 1, 2021 (the “Employment Agreement”), pursuant to which he will receive an annual salary of $325,000, subject to annual review by the Compensation Committee of the Board.  Mr. Adrian will be eligible to earn an annual bonus with a target award equal to 75% of his annual salary, with an opportunity to earn up to 150% of his annual salary, based on achievement of Company and individual performance goals.  Mr. Adrian received a one-time grant of 75,000 time-based restricted stock units and 75,000 performance-based restricted stock units, each representing the right to earn one share of the Company’s common stock.  The time-based restricted stock units vest in equal annual installments over four years, subject to Mr. Adrian’s continued employment with the Company.  The performance-based restricted stock units vest based on the closing price of the Company’s common stock exceeding a specific price hurdle for 20 consecutive trading days, and subject to Mr. Adrian’s continued employment with the Company.  In the event Mr. Adrian’s employment is terminated by the Company without Cause or by Mr. Adrian for Good Reason (as such terms are defined in the Employment Agreement), Mr. Adrian would receive a prorated annual bonus for the year of termination and a severance payment equal to one times his annual salary and target bonus amount.

No family relationships exist between Mr. Adrian and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Adrian and any other person pursuant to which Mr. Adrian was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Adrian has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 1, 2021 announcing the appointment of the new President of Residential Design Services
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2021	SELECT INTERIOR CONCEPTS, INC.

	By:	/s/ L.W. Varner, Jr.
Name: L.W. Varner, Jr.
Title: Chief Executive Officer